Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND-QUARTER AND FIRST-HALF 2015 FINANCIAL RESULTS

Second-Quarter Revenues of $53.4 million up 6% in constant currency

Second-Quarter adjusted EBITDA of $5.2 million and adjusted EPS of $0.07

First-Half Revenues of $104 million, up 9% in constant currency

Reaffirms full-year 2015 revenue and adjusted EBITDA guidance

ISG acquires subscription-based Saugatuck Technology, adding analyst capabilities, expanding research offerings

STAMFORD, Conn., August 10, 2015 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the second quarter and first half ended June 30, 2015.

“Our second-quarter revenues grew by 6 percent, led by double-digit growth in Asia Pacific and 4 percent growth in the Americas and Europe, with growth rates in constant currency,” said Michael P. Connors, chairman and chief executive officer.  “Growth in Europe was negatively and temporarily impacted by the economic overhang from the situation in Greece, which created uncertainty and slowed decision making.  Following the resolution of the Greek debt crisis, we have witnessed re-accelerating growth rates in Europe.

“I am pleased with our first-half performance, with revenues climbing 9 percent in constant currency, driven by growth in all regions. Importantly, our recurring revenues continued to grow in the first half, with Managed Services Total Contract Value (TCV) sales increasing at the highest rate in two years.  Additional recurring revenues will come from our tuck-in acquisition of Saugatuck Technology, a subscription-based analyst and research firm focused on emerging technologies, whose capabilities complement our fast-growing cloud solutions practice.  We continue to invest in building our high-value recurring revenue streams and in developing new digital solutions that strengthen our position as the advisor of choice for clients as they move to their digital future,” Connors said.

Second-Quarter 2015 Results

ISG reported second-quarter revenues of $53.4 million, an increase of 6 percent in constant currency and down 3 percent on a reported basis, from $54.9 million in the second quarter of 2014.  Currency negatively impacted reported revenues by $4.7 million versus the prior year.  Revenues were $28.6 million in the Americas (up 4 percent from the same period in 2014), $18.7 million in Europe (up 4 percent), and $6.1 million in Asia Pacific (up 21 percent), with growth rates in constant currency.

ISG reported operating income of $2.0 million for the second quarter of 2015.  This compares with operating income of $4.5 million in the second quarter of 2014.  Net income for the second quarter was $1.0 million compared with $3.1 million in the second quarter of 2014.  Reported fully diluted earnings per share (EPS) were $0.02 per share compared with $0.08 per share for the same period in 2014.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) for the second quarter was $2.6 million, or $0.07 per share on a diluted basis, compared with adjusted net income of $4.3 million, or $0.11 per share on a diluted basis, in the prior year’s second quarter.

Second-quarter 2015 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, gain on extinguishment of debt and bargain purchase gain) was $5.2 million  compared with $7.0 million in last year’s second quarter.  Currency negatively impacted reported adjusted EBITDA by $0.8 million versus the prior year.

First-Half 2015 Results

ISG reported first-half 2015 revenues of $104.0 million, up $0.8 million from the prior year, an increase of 9 percent in constant currency (1 percent on a reported basis).  Revenues were $56.2 million in the Americas (up 9 percent from the same period in 2014), $36.7 million in Europe (up 6 percent) and $11.0 million in Asia Pacific (up 26 percent), with growth rates in constant currency.  Currency negatively impacted reported adjusted revenues by $8.4 million versus the prior year.

Operating income for the first six months of 2015 was $4.0 million, compared with $5.6 million in the prior year. ISG’s first-half 2015 adjusted net income totaled $4.6 million compared with $5.5 million in the prior year.  Diluted adjusted EPS for the first half of 2015 was $0.12 compared with $0.14 in the first half of 2014.  Reported fully diluted EPS for the first half of 2015 was $0.05 versus $0.08 in the prior year.

Adjusted EBITDA of $9.8 million for the first half of 2015 compared with $10.4 million of adjusted EBITDA in the first half 2014, an increase of 6 percent in constant currency.  Currency negatively impacted reported adjusted EBITDA by $1.3 million.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $13.1 million at June 30, 2015, a decrease of $4.1 million from March 31, 2015.  The decrease in cash balances from March 31, 2015 was principally attributable to the non-operating use of cash, including $0.6 million in debt repayments, $0.2 million in repurchases of stock and $3.0 million in acquisition-related payments principally associated with achieving performance targets related to the STA and CCI acquisitions.  Total outstanding debt at June 30, 2015 was $52.0 million compared with $52.5 million at March 31, 2015.

As previously reported, during the second quarter ISG amended its Credit Agreement.  The amendment includes a reduction in annual mandatory principal payments, a lowering of borrowing costs and an extension of the term of the original agreement by two years, resulting in a maturity date of May 3, 2020.

Acquires Saugatuck Technology

On August 7, 2015, ISG acquired Saugatuck Technology, a subscription-based research and analyst firm that provides C-level executives and business leaders with trusted and objective insights into the key market dynamics and emerging technologies that are driving meaningful change, transformation and growth.

“ISG’s acquisition of Saugatuck Technology adds to our recurring revenue streams, which already represent more than 25 percent of our revenues, and provides a solid platform on which to build a strong analyst capability to complement our market-leading research offerings and our growing cloud and digital services,” said Connors.  “Saugatuck Technology is known for its deep intellectual capital, respected analytical and forecasting capabilities, and influential market insights and opinions generated by a team of seasoned technology professionals.”

Reaffirms 2015 Full-Year Revenue and Adjusted EBITDA Guidance

“We reaffirm our full-year guidance of constant currency growth in revenues of between 6 percent and 8 percent, but now expect revenue growth toward the top end of our range.  This is based on our solid first-half performance, with revenues up 9 percent in constant currency, as well as improving demand trends in Europe following the resolution of the Greek debt crisis.  Our projected growth in adjusted EBITDA remains between 10 percent and 15 percent, excluding the impact of currency translation, as our growth rates should accelerate through the second-half due to seasonal factors and mix.  We remain cognizant of the broader macro-economic conditions in reaffirming our guidance,” Connors said.

Conference Call

ISG has scheduled a second-quarter results call for 9:00 a.m., Eastern Time, Monday, August 10, 2015, to discuss the company’s financial results.  The call can be accessed by dialing 1-888-438-5448 or, for international callers by dialing 001-719-325-2484.  The access code is 9039767.  A recording of the conference call will be accessible on ISG’s website www.isg-one.com for approximately four weeks following the call.

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About Information Services Group

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience and global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 900 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and six months ended June 30, 2015 and June 30, 2014.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, gain on extinguishment of debt and bargain purchase gain) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses and non-cash impairment charges for goodwill and intangible assets, less gain on extinguishment of debt and bargain purchase gain, on a tax-adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2014 to August 31, 2014), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$53,411	$54,888	$103,950	$103,129
Operating expenses
Direct costs and expenses for advisors	32,558	31,497	62,996	61,309
Selling, general and administrative	17,011	16,967	33,421	32,622
Depreciation and amortization	1,838	1,900	3,556	3,638
Operating income	2,004	4,524	3,977	5,560
Interest income	7	7	9	9
Interest expense	(440)	(504)	(938)	(1,022)
Bargain purchase gain	—	146	—	146
Foreign currency transaction gain (loss)	26	(23)	400	(37)

Income before taxes	1,597	4,150	3,448	4,656
Income tax provision	578	1,051	1,522	1,469
Net income	1,019	3,099	1,926	3,187
Net income (loss) attributable to noncontrolling interest	85	(6)	139	19
Net income attributable to ISG	$934	$3,105	$1,787	$3,168

Weighted average shares outstanding:
Basic	37,199	37,220	37,116	37,302
Diluted	38,971	38,837	38,731	38,849

Earnings per share attributable to ISG:
Basic	$0.03	$0.08	$0.05	$0.08
Diluted	$0.02	$0.08	$0.05	$0.08

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income attributable to ISG	$934	$3,105	$1,787	$3,168
Plus:
Net income (loss) attributable to noncontrolling interest	85	(6)	139	19
Interest expense (net of interest income)	433	497	929	1,013
Income taxes	578	1,051	1,522	1,469
Depreciation and amortization	1,838	1,900	3,556	3,638
Bargain purchase gain	—	(146)	—	(146)
Foreign currency transaction	(26)	23	(400)	37
Non-cash stock compensation	1,323	612	2,225	1,212
Adjusted EBITDA	$5,165	$7,036	$9,758	$10,410

Net income attributable to ISG	$934	$3,105	$1,787	$3,168
Plus:
Non-cash stock compensation	1,323	612	2,225	1,212
Intangible amortization	1,374	1,461	2,653	2,759
Bargain purchase gain	—	(146)	—	(146)
Foreign currency transaction	(26)	23	(400)	37
Tax effect (1)	(1,015)	(796)	(1,702)	(1,523)
Adjusted net income	$2,590	$4,259	$4,563	$5,507

Weighted average shares outstanding:
Basic	37,199	37,220	37,116	37,302
Diluted	38,971	38,837	38,731	38,849

Adjusted earnings per share:
Basic	$0.07	$0.11	$0.12	$0.15
Diluted	$0.07	$0.11	$0.12	$0.14

(1)     Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2015	Three Months Ended	Constant currency	June 30, 2014
	June 30, 2015	impact (1)	Adjusted	June 30, 2014	impact (1)	Adjusted
Revenue	$53,411	$2,857	$56,268	$54,888	$(1,776)	$53,112
Operating income	$2,004	$291	$2,295	$4,524	$(443)	$4,081
Adjusted EBITDA	$5,165	$313	$5,478	$7,036	$(459)	$6,577

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2015	Six Months Ended	Constant currency	June 30, 2014
	June 30, 2015	impact (1)	Adjusted	June 30, 2014	impact (1)	Adjusted
Revenue	$103,950	$5,293	$109,243	$103,129	$(3,059)	$100,070
Operating income	$3,977	$522	$4,499	$5,560	$(684)	$4,876
Adjusted EBITDA	$9,758	$567	$10,325	$10,410	$(704)	$9,706

(1) Foreign currency rates based on an average FX rate from January 1, 2014  to August 31, 2014 used for constant currency translation.